UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Bridgeport Fuel Cell Project and Execution of Related Credit Agreements

On October 31, 2018, FuelCell Energy, Inc.’s (the “Company”) wholly-owned subsidiary, FuelCell Energy Finance, LLC (“FuelCell Finance”), entered into a membership interest purchase agreement (the “Purchase Agreement”) with Dominion Generation, Inc., amended on January 15, 2019 and May 9, 2019, pursuant to which FuelCell Finance purchased (on May 9, 2019) all of the outstanding membership interests in Dominion Bridgeport Fuel Cell, LLC (“DBFC”). DBFC owns a 14.9 megawatt fuel cell park in Bridgeport, Connecticut (the “Bridgeport Fuel Cell Project”), which the Company originally developed and constructed and has been operating for the past five years under a long term services agreement.

On May 9, 2019, FuelCell Finance closed on the purchase of DBFC for a total purchase price of $35,458,612.63, subject to a dollar-for-dollar post-closing adjustment to the extent that the closing working capital is greater or less than $1,000,000 (the “Purchase Price”).

Also on May 9, 2019, in connection with the purchase of DBFC, FuelCell Finance entered into a Credit Agreement with Liberty Bank, as administrative agent and co-lead arranger and Fifth Third Bank, as co-lead arranger and swap hedger (the “Credit Agreement”) whereby (i) Fifth Third Bank provided financing to DBFC in the amount of $12,500,000 towards the Purchase Price; and (ii) Liberty Bank provided financing to DBFC in the amount of $12,500,000 towards the Purchase Price. As security for the Credit Agreement, Liberty Bank and Fifth Third Bank were granted a first priority lien in (i) all assets of DBFC, including DBFC’s cash accounts, fuel cells, and all other personal property, as well as third party contracts including the Energy Purchase Agreement between DBFC and Connecticut Light and Power Company dated July 10, 2009, as amended; (ii) certain newly manufactured fuel cell modules located at 3 Great Pasture Road, Danbury, CT that are intended to be used to replace the Bridgeport Fuel Cell Project’s fuel cell modules as part of routine operation and maintenance; and (iii) FuelCell Finance’s ownership interest in DBFC.

DBFC has the right to make additional principal payments or pay the balance due under the Credit Agreement in full provided that it pays any associated breakage fees with regard to the interest rate swap agreements fixing the interest rate, discussed below. The maturity date is May 9, 2025. The interest rate will fluctuate monthly at the 30-day LIBOR rate plus 275 basis points.  However, pursuant to the terms of the transaction, an interest rate swap agreement must be entered into with Fifth Third Bank in connection with the Credit Agreement within five business days of May 9, 2019 to protect against movements in the floating LIBOR index. Pursuant to the terms of such interest rate swap agreement, Fifth Third Bank and DBFC would exchange a series of interest payments for five years on a specified notional amount. DBFC would pay a fixed rate on the notional amount of the swap and would receive the floating rate index on the notional amount of the swap. When combined with DBFC’s floating rate payment under the Credit Agreement, DBFC would receive a known synthetic fixed rate on exactly the notional amount to be specified in the swap agreement. Monthly principal and interest are to be paid in arrears in an amount sufficient to fully amortize the term loan over 72-months.  In addition, a commitment fee of $250,000, which was split evenly between Liberty Bank and Fifth Third Bank, was paid on May 10, 2019 in connection with the closing.

The Credit Agreement also requires DBFC to maintain a debt service reserve at each of Liberty Bank and Fifth Third Bank of $1,250,000, which debt service reserves were funded on May 10, 2019, to be held in deposit accounts at each respective bank, with funds to be disbursed with the consent of or at the request of the required lenders in their sole discretion. Each of Liberty Bank and Fifth Third Bank also has an operation and module replacement reserve (“O&M Reserve”) of $250,000, both of which were funded at closing, to be held in deposit accounts at each respective bank, and thereafter DBFC is required to deposit $100,000 per month into each O&M Reserve for the first five years of the Credit Agreement, with such funds to be released at the sole discretion of Liberty Bank and Fifth Third Bank, as applicable. DBFC is also required to maintain excess cash flow reserve accounts at each of Liberty Bank and Fifth Third Bank and to deposit 50% of the excess cash flows from the Bridgeport Fuel Cell Project into these accounts. Excess cash flow consists of cash generated by DBFC from the Bridgeport Fuel Cell Project after payment of all expenses (including after payment of service fees to the Company), debt service to Liberty Bank and Fifth Third Bank, the funding of all required reserves, and payments to Connecticut Green Bank for the subordinated facility (as described below).  DBFC is also required to maintain a debt service coverage ratio of not less than 1.20, measured annually. The Credit Agreement contains customary representations, warranties and covenants.

The foregoing summary of the terms of the Credit Agreement and the related arrangements between FuelCell Finance, DBFC, Liberty Bank, and Fifth Third Bank is qualified in its entirety by reference to the full text of the Credit Agreement, the Promissory Note for the benefit of Liberty Bank, the Promissory Note for the benefit of Fifth Third Bank, the Security Agreement in favor of Liberty Bank, and the Pledge and Security Agreement for the benefit of Liberty Bank, copies of which are attached as Exhibits 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

In addition, on May 9, 2019, in connection with the closing of the purchase of DBFC, DBFC entered into a subordinated credit agreement with the Connecticut Green Bank whereby Connecticut Green Bank provided financing in the amount of $6,026,165.34 (the “Subordinated Credit Agreement”), $1.8 million of which was used to collateralize a letter of credit issued by Liberty Bank to satisfy a performance assurance requirement in the Energy Purchase Agreement with Connecticut Light and Power Company and the balance of which was applied toward outstanding principal on the Company’s existing indebtedness to Connecticut Green Bank.  As security for the Subordinated Credit Agreement, Connecticut Green Bank received a perfected lien, subordinated and second in priority to the liens securing the $25,000,000 (senior term loan amount) loaned under the Credit Agreement, in all of the same collateral securing the Credit Agreement. The interest rate under the Subordinated Credit Agreement is 8% per annum.  A commitment fee of $60,000 was earned by Connecticut Green Bank in connection with the closing. The debt service coverage ratio required to be maintained under the Subordinated Credit Agreement may not be less than 1.10 as of the end of each fiscal quarter. The term of the Subordinated Credit Agreement expires 7 years from the date of the advance of the loan. Principal and interest are due monthly in amounts sufficient to fully amortize the loan over an 84 month period. However, monthly debt service payments can accumulate in arrearages in the event that DBFC does not have sufficient cash to make any monthly debt service payment.  DBFC has the right to make additional principal payments or pay the balance in full at any time without additional fees or penalties. The Subordinated Credit Agreement also contains customary representations, warranties and covenants.

The foregoing summary of the terms of the Subordinated Credit Agreement and the related arrangements between DBFC, FuelCell Finance, and Connecticut Green Bank is qualified in its entirety by reference to the full text of the Subordinated Credit Agreement, the Promissory Note for the benefit of Connecticut Green Bank, the Security Agreement in favor of Connecticut Green Bank, and the Pledge and Security Agreement for the benefit of the Connecticut Green Bank, copies of which are attached as Exhibits 10.7, 10.8, 10.9, and 10.10, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The balance of the financing for the acquisition is from the $15 million of restricted cash on hand that was tied to the Bridgeport Fuel Cell Project and released at closing.

Amendment to Hercules Loan and Security Agreement

As previously disclosed, in April 2016, the Company entered into a loan and security agreement with Hercules Capital, Inc. (“Hercules”) for an aggregate principal amount of up to $25.0 million, subject to certain terms and conditions.  The loan and security agreement was subsequently amended on September 5, 2017, October 27, 2017, March 28, 2018, August 29, 2018, February 28, 2019 and March 29, 2019.  In March 2018, the Company refinanced and drew a term loan advance of $13.1 million under the March 28, 2018 amendment. This resulted in an aggregate amount of outstanding term loan advances of $25.0 million as of February 28, 2019 and March 29, 2019. Principal payable under the loan began amortizing on April 1, 2019 and, as of May 1, 2019, the aggregate principal balance totaled approximately $21.3 million. The term loan maturity date is April 1, 2020.

On May 8, 2019, the Company and Hercules (and various affiliated entities) entered into the eighth amendment to the loan and security agreement (such amendment, the “Hercules Amendment”). Under the Hercules Amendment, the Company is required, at all times commencing on May 1, 2019 through 2:00 pm Eastern Time on June 7, 2019, to maintain an unrestricted cash balance of at least 40% of the outstanding loan balance, in accounts subject to an account control agreement in favor of Hercules. After 2:00 pm Eastern Time on June 7, 2019, the Company is required to maintain, at all times, an unrestricted cash balance of at least (a) 75% of the outstanding loan balance plus (b) the amount of accounts payable (as defined under GAAP) not paid within 90 days of the invoice date, in accounts subject to an account control agreement in favor of Hercules.

In connection with the execution of the Hercules Amendment, the Company paid a $250,000 non-refundable fee to Hercules.

The foregoing summary of the terms of the Hercules Amendment is qualified in its entirety by reference to the full text of the Hercules Amendment, a copy of which is attached as Exhibit 10.11 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.Other Events.

On May 13, 2019, the Company issued a press release announcing the closing of the acquisition of the Bridgeport Fuel Cell Project. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The Company is currently in the process of exploring refinancing alternatives for the Hercules loan.

Item 9.01.Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by this Item 9.01 with respect to the acquisition of DBFC and the Bridgeport Fuel Cell Project, if any, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this Item 9.01 with respect to the acquisition of DBFC and the Bridgeport Fuel Cell Project, if any, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(c)	Not applicable.
(d)	Exhibits.

The following exhibits are being furnished herewith.

Exhibit No.	Description

10.1	Second Amendment to Membership Interest Purchase Agreement dated as of May 9, 2019 between Dominion Generation, Inc. and FuelCell Energy Finance, LLC.

10.2

Credit Agreement, dated as of May 9, 2019 among Dominion Bridgeport Fuel Cell, LLC, as Borrower, Liberty Bank, as Administrative Agent and Co-Lead Arranger and Fifth Third Bank, as Co-Lead Arranger, the Lenders.

10.3	$12,500,000 Promissory Note from Dominion Bridgeport Fuel Cell, LLC for the benefit of Liberty Bank.

10.4	$12,500,000 Promissory Note from Dominion Bridgeport Fuel Cell, LLC for the benefit of Fifth Third Bank.

10.5	Security Agreement dated as of May 9, 2019 by Dominion Bridgeport Fuel Cell, LLC in favor of Liberty Bank, as Administrative Agent.

10.6	Pledge and Security Agreement dated as of May 9, 2019 by FuelCell Energy Finance, LLC for the benefit of Liberty Bank, as Administrative Agent.

10.7	Credit Agreement, dated as of May 9, 2019 among Dominion Bridgeport Fuel Cell, LLC, as Borrower, and Connecticut Green Bank, as Administrative Agent and Collateral Agent, the Lenders.

10.8	$6,026,165.34 Promissory Note from Dominion Bridgeport Fuel Cell, LLC for the benefit of Connecticut Green Bank.

10.9	Security Agreement dated as of May 9, 2019 by Dominion Bridgeport Fuel Cell, LLC in favor of the Connecticut Green Bank, as Administrative Agent.

10.10	Pledge and Security Agreement dated as of May 9, 2019 by FuelCell Energy Finance, LLC for the benefit of the Connecticut Green Bank, as Administrative Agent.

10.11

Eighth Amendment to Loan and Security Agreement, dated May 8, 2019, by and among FuelCell Energy, Inc., Versa Power Systems, Inc., Versa Power Systems Ltd., Hercules Capital, Inc. and Hercules Funding II, LLC.

99.1	FuelCell Energy, Inc. Press Release, dated May 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: May 14, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer and Treasurer